                                                               Exhibit 10.7.5

                      Amendment to Affinity Card Agreement
                       and Facilities Management Agreement

         This is an Amendment (this "Amendment"), dated as of November 11, 1998, to that certain Affinity Card Agreement (the "Affinity Agreement"), dated as of January 6, 1997, as heretofore amended, by and among Columbus Bank & Trust Company ("CB&T"), CompuCredit Acquisition Corporation, a Georgia corporation ("CAC-GA") and CompuCredit Corporation, a Georgia corporation ("CompuCredit"), and to that certain Facilities Management Services Agreement (the "Facilities Agreement"), dated as of August 1, 1998, by and between CB&T and CompuCredit.

                                    RECITALS

         A. Under a proposed transaction among CB&T, CompuCredit Acquisition Corporation, a Nevada corporation ("CompuCredit Acquisition"), Greenwood Trust Company ("Seller") and NOVUS Services, Inc. ("Servicer"), CB&T as Purchaser would acquire certain credit card accounts and related receivables from Seller and, simultaneously with closing any such acquisition CB&T would transfer the receivables so acquired to CompuCredit Acquisition. Such agreement as may be entered into among CB&T, CompuCredit Acquisition and the Seller relating to any such transaction is referred to herein as the "Sale and Purchase Agreement". Such agreement as may be entered into among CB&T, CompuCredit Acquisition and Servicer providing for servicing of the acquired credit card accounts and related receivables prior to conversion of same to CB&T's system is referred to herein as the "Interim Servicing Agreement". Such Interim Servicing Agreement, any assignment and assumption agreement, and any other agreements and instruments (except for this Amendment) to which CB&T may become a party in connection with the proposed acquisition of credit card accounts and related receivables, are hereinafter referred to collectively as the "Related Agreements".

         B. This Amendment sets forth certain agreements between CB&T, CompuCredit, CAC-GA and CompuCredit Acquisition (i) with respect to the sale of receivables to CompuCredit Acquisition by CB&T should CB&T close the purchase from Seller of such receivables and the related credit card accounts, (ii) with respect to the addition of CompuCredit Acquisition as a party to the Affinity Agreement and the status under the Affinity Agreement and Facilities Agreement of such receivables and the related credit card accounts, if so acquired, and future receivables arising pursuant thereto following such closing, and (iii) otherwise pertaining to the respective rights and obligations of CB&T, CompuCredit, CAC-GA and CompuCredit Acquisition.

         NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, CB&T, CompuCredit, CAC-GA and CompuCredit Acquisition agree as follows:

         1. CB&T, CompuCredit, CAC-GA and CompuCredit Acquisition agree that CompuCredit Acquisition, upon its execution of this Amendment, is added as a party to the Affinity Agreement, and that CompuCredit, CAC-GA and CompuCredit Acquisition shall be jointly and severally liable for all obligations of CompuCredit, CAC-GA or CompuCredit Acquisition, or any two or more of said corporations, under the Affinity Agreement as herein amended, regardless of whether such obligations are referred to as the obligations of CompuCredit, CAC-GA or of CompuCredit Acquisition, or of any two or more of said corporations.

         2. (a) In the event CB&T purchases credit card accounts ("Acquired Bravo Accounts") and related receivables ("Acquired Bravo Receivables") pursuant to the Sale and Purchase Agreement and the Assignment and Assumption Agreement referred to therein, CompuCredit Acquisition hereby irrevocably and unconditionally agrees that it shall, at the Closing of said purchase and simultaneously therewith, conclude the purchase from CB&T of 100% of CB&T's interest in the Acquired Bravo Receivables so acquired from Seller, paying CB&T as the purchase price therefor, in immediately available funds, an amount equal to 100% of the purchase price required to be paid by CB&T at such Closing to the Seller as the purchase price for the Acquired Bravo Receivables, the Acquired Bravo Accounts and any other assets acquired by CB&T from Seller at Closing.

                  (b) At CB&T's option, CompuCredit Acquisition's payment of the purchase price as described in Section 2(a) above shall either be by wire transfer to CB&T's account or wire transfer directly to the account of Seller in payment of the purchase price due from CB&T to Seller in connection with the Closing of the Sale and Purchase Agreement.

                  (c) The Acquired Bravo Accounts, and any other assets acquired by CB&T pursuant to the Sale and Purchase Agreement (except the Acquired Bravo Receivables), shall remain the property of CB&T. The Acquired Bravo Accounts, the Acquired Bravo Receivables, and receivables arising on or after the Closing Date pursuant to the Acquired Bravo Accounts, shall,

                    (i) commencing as of the Closing Date, be subject to the terms of the Affinity Agreement, and

                    (ii) commencing as of the "Conversion Date" (as defined in the Sale and Purchase Agreement), be subject to the Facilities Agreement, to the extent hereinafter specified in this Amendment.

         3. At the Closing, upon consummation of the purchase by CB&T from

Seller and the payment by CompuCredit Acquisition of the purchase price due CB&T with respect to the sale of Acquired Bravo Receivables by CB&T to CompuCredit Acquisition, CB&T and CompuCredit Acquisition shall execute and deliver an assignment and assumption and any other instruments as may be requested by CB&T, each in form and substance satisfactory to CB&T, reflecting such sale to CompuCredit Acquisition, of all of CB&T's interest in the Acquired Bravo Receivables, and the assumption by CompuCredit Acquisition of all of CB&T's obligations under the Purchase and Sale Agreement and the Related Agreements.

                  Upon completion of the post-Closing settlement between CB&T and Seller (including, without limitation, any repurchase of Accounts pursuant to Section 7.1 of the Sale and Purchase Agreement) adjusting the Purchase Price under the Sale and Purchase Agreement, a like adjustment shall be made in the purchase price paid by CompuCredit Acquisition to CB&T hereunder for the Acquired Bravo Receivables and CompuCredit Acquisition or CB&T, as the case may be, shall remit the amount of the adjustment to the other.

         4. CB&T hereby covenants and agrees with CompuCredit, CAC-GA and CompuCredit Acquisition as follows:

                    (a) CB&T shall provide an opinion of counsel dated as of the Closing of the Sale and Purchase Agreement and relating to same, and an opinion of counsel dated as of the same date and relating to the Interim Servicing Agreement, both in substantially the form attached hereto as EXHIBIT A.

                    (b) CB&T shall provide an opinion of counsel dated as of the Closing Date and addressed to CompuCredit Acquisition, and to such other parties as CompuCredit Acquisition may reasonably request or as may reasonably be required to facilitate the closing of CompuCredit Acquisition's securitization transaction (the "Securitization") relating to CompuCredit Acquisition's interest in the Acquired Bravo Receivables and other Credit Card Receivables arising pursuant to the Acquired Bravo Accounts and sold from time to time by CB&T to CompuCredit Acquisition; such opinion to be in form and substance mutually agreed upon between CB&T and CompuCredit Acquisition and relating to

                            (i) CB&T's due organization and good standing as a Georgia state-chartered bank, and

                            (ii) CB&T's corporate power and authority to enter into and perform its obligations under the Receivables Purchase Agreement (as hereinafter defined), and

                            (iii) the due authorization, execution and delivery by CB&T of the Receivables Purchase Agreement, and

                            (iv) CB&T's corporate power and authority to enter into and perform its obligations under the Subservicer Letter Agreement (as hereinafter defined); and

                            (v) the due authorization, execution and delivery by CB&T of the Subservicer Letter Agreement; and

                         specifying, to such counsel's knowledge, whether

                            (vi) no consent, approval, authorization or order of any governmental agency or body was or is required for the execution and delivery by CB&T of the Receivables Purchase Agreement or the performance by CB&T of its obligations thereunder, except such as have been obtained and the filing of Uniform Commercial Code financing statements relating to the Purchased Assets (as such term is defined in the Receivables Purchase Agreement); and

                            (vii) neither the execution and delivery of the Receivables Purchase Agreement by CB&T nor the performance by CB&T of the transactions therein contemplated, nor the fulfillment of the terms thereof by CB&T did or will (A) result in any violation of any statute or regulation or any order or decree of any court or governmental authority binding upon CB&T or its property, or (B) conflict with, or result in a breach or violation of any term or provision, or result in a default under any of the terms and provisions, of CB&T's articles of incorporation or by-laws or any material indenture, loan agreement or other material agreement known to such counsel to which CB&T is a party or by which CB&T is bound; and

                            (viii) there are no legal governmental proceedings
                                   pending (or, if to such counsel's knowledge any are pending, listing same) to which CB&T is a party or subject which, individually or in the aggregate would have a material adverse effect on the ability of CB&T to perform its obligations under the Receivables Purchase Agreement, or which assert the invalidity thereof, or which seek to prevent any of the transactions contemplated thereby.

                    (c) Notwithstanding anything else to the contrary, CB&T hereby consents to the transfer and assignment, prior to the "Conversion Date" as defined in the Sale and Purchase Agreement, of all of its interest in the Acquired Bravo Assets and its rights and obligations under the Sale and Purchase Agreement and Interim Servicing Agreement to any third party designated by CompuCredit or CompuCredit Acquisition; provided, however, that such assignment shall not affect the rights of CB&T for any indemnification, or the rights of CB&T under those sections of the Sale and Purchase Agreement and Interim Servicing Agreement captioned "No Proceedings or Claims". It is further agreed that, notwithstanding any inconsistent provisions in the sections of the Sale and Purchase Agreement and Interim Servicing Agreement captioned "Consent of Purchaser", CB&T's consent shall be limited to that set forth herein.

                    (d)  CB&T agrees, in connection with the Securitization,

                            (i) to execute and deliver a receivables purchase agreement ("Receivables Purchase Agreement"), and

                            (ii) to execute and deliver a subservicer letter agreement ("Subservicer Letter Agreement"),

                         in each case in substantially the form as the comparable document executed by CB&T on April 17, 1998, but both revised to reflect in any representations or warranties of CB&T any changed circumstances the failure to reflect which would make such representation or warranty untrue as of the date of execution of such Receivables Purchase Agreement.

                    (e) Upon the reasonable request of CompuCredit or CompuCredit Acquisition, CB&T agrees to cooperate with and assist CompuCredit and CompuCredit Acquisition in consummating the Securitization, such cooperation and assistance to be provided at the expense of CompuCredit and CompuCredit Acquisition.

         5. Commencing following the Closing of the purchase by CompuCredit Acquisition from CB&T of the Acquired Bravo Receivables,

                    (a) "Credit Card Receivables" as defined in the Affinity Agreement shall include all amounts owing to CB&T on the Acquired Bravo Accounts including, without limitation, principal balances from outstanding purchases and cash advances, accrued finance charges, late charges, returned check charges and any other charges and fees, whether or not billed, as of the close of business on a given day, less any payments and credits received in respect of the Acquired Bravo Accounts prior to the close of business on such day,

                    (b) each of the Acquired Bravo Accounts shall be considered a "Credit Card Account" or "Account" pursuant to the Affinity Agreement,

                    (c) each credit card associated with the Acquired Bravo Accounts shall be considered a "Credit Card" or "Card" pursuant to the Affinity Agreement,

                    (d) each individual in whose name an Acquired Bravo Account is established shall be considered a "Cardholder" under the Affinity Agreement,

                    (e) each agreement between CB&T and a Cardholder for the extension of credit in connection with an Acquired Bravo Account shall be considered a "Cardholder Agreement" under the Affinity Agreement,

                    (f) the net outstanding book principal balances of new purchases and cash advances made on the Acquired Bravo Accounts on and after the Closing Date shall be considered "Program Receivables" pursuant to the Affinity Agreement,

                    (g) on and after the "Conversion Date" (as defined in the Sale and Purchase Agreement) each of the Acquired Bravo Accounts shall be considered an "Account" pursuant to the Facilities Agreement, and

                    (h) on and after the "Conversion Date" (as defined in the Sale and Purchase Agreement) each credit card associated with the Acquired Bravo Accounts shall be considered a "CompuCredit Card" pursuant to the Facilities Agreement, and, as such, each of the foregoing shall be subject to the various agreements of the parties applicable thereto pursuant to those terms and conditions of the Affinity Agreement and Facilities Agreement as are not inconsistent with the terms of this Amendment, but the terms of this Amendment shall control to the extent of any inconsistency; provided, however, that any receivables arising in the Acquired Bravo Assets will be purchased by CompuCredit Acquisition.

         6. Notwithstanding any provision of the Affinity Agreement or of the Facilities Agreement or of the Sale and Purchase Agreement or any Related Agreement to the contrary, except as expressly stated below in Section 8:

                  (a) the Credit Card Receivables consisting of the Acquired Bravo Receivables sold by CB&T to CompuCredit Acquisition at the Closing shall be sold without recourse to CB&T; and

                  (b) Program Receivables and any other Credit Card Receivables arising pursuant to the Acquired Bravo Accounts and sold from time to time by CB&T to CompuCredit Acquisition or to any third party designated by CompuCredit or CompuCredit Acquisition, shall be so sold without recourse to CB&T; and

                  (c) Any Acquired Bravo Accounts as may be sold by CB&T to CompuCredit Acquisition or to any third party designated by CompuCredit or CompuCredit Acquisition, shall be so sold without recourse to CB&T; and

                  (d) CB&T makes no representation or warranty and shall have no obligation to CompuCredit, CAC-GA or CompuCredit Acquisition (including but not limited to any obligation to indemnify or hold harmless CompuCredit, CAC-GA or CompuCredit Acquisition or any other person), (i) with respect to any matter or condition (regardless of when asserted or discovered) wholly or partly relating to, or having its origins in, the period prior to the Closing of the Sale and Purchase Agreement, or (ii) with respect to any other matter to which the indemnification obligations of CompuCredit, CAC-GA and CompuCredit Acquisition under Section 7 below are applicable.

         7. Notwithstanding any provision of the Affinity Agreement or of the Facilities Agreement or of the Sale and Purchase Agreement or any Related Agreement to the contrary, CompuCredit, CAC-GA and CompuCredit Acquisition hereby jointly and severally agree to indemnify and hold harmless, CB&T and its parent and affiliated corporations, and each of their directors, officers, employees, agents and affiliates and permitted assigns (the "Indemnified CB&T Parties"), from and against any and all existing and future claims, demands, fines, taxes, penalties, damages, liabilities, losses (which shall include, but not be limited to, all "Losses" as that term is defined in the existing indemnification provisions of the Affinity Agreement), costs, and expenses of any kind whatsoever (including but not limited to reasonable attorneys' and accountants' fees), arising out of or relating to the Sale and Purchase Agreement or any Related Agreements or any of the transactions contemplated therein or herein or any of the Acquired Bravo Accounts or Acquired Bravo Receivables or any other receivables related to the Acquired Bravo Accounts, and including, without limiting the generality of the foregoing:

                  (a) taxes of any kind (including but not limited to "Taxes" as defined in the Sale and Purchase Agreement), whether accruing under the terms of the Sale and Purchase Agreement or any Related Agreements, or as a result of any of the transactions contemplated therein or herein;

                  (b) any obligations of CB&T paid or incurred pursuant to the Sale and Purchase Agreement or any of the Related Agreements, and any claims, defenses or offsets of any kind asserted by the Seller or Servicer, or by any other person, under or in connection with the Sale and Purchase Agreement, or under or in connection with any Related Agreements, and including without limitation claims asserted under or in respect of any provisions pursuant to which CB&T assumes any liabilities or makes any representations or warranties or agrees to provide indemnification or otherwise undertakes any obligation;

                  (c) claims, defenses or offsets of any kind asserted by or on behalf of any cardholders or guarantors under any of the Acquired Bravo Accounts;

                  (d) claims or demands of regulatory or administrative agencies with respect to the Sale and Purchase Agreement or any Related Agreements or the transactions contemplated therein or herein (except to the extent CB&T shall have breached any of its representations set forth in Section 8 hereof and the claim or demand of the regulatory or administrative agency directly results from the state of affairs to which such breach relates), or with respect to any of the Acquired Bravo Accounts;

                  (e) any losses on any of the Acquired Bravo Accounts or

Acquired Bravo Receivables or any other receivables related to the Acquired Bravo Accounts, including but not limited to credit losses and fraud losses; and

                  (f) conversion costs and expenses, and any other costs and expenses incurred under or in connection with the negotiation, execution, delivery and performance of the Sale and Purchase Agreement and any Related Agreements;

provided, however, that none of CompuCredit, CAC-GA or CompuCredit Acquisition shall have any obligation to indemnify any CB&T Indemnified Party for a loss amount claimed under this Section 7 if CB&T shall have breached any of its representations set forth in Section 8 of this Amendment and the loss in question directly results from the state of affairs to which such breach relates.

         The indemnification provided for in this Section 7 shall be in addition to, and not in limitation of, any indemnification obligations of CompuCredit, CAC-GA or CompuCredit Acquisition under the existing provisions of the Affinity Agreement or the Facilities Agreement. Further, CB&T, at its option, may elect to have the section of the Affinity Agreement entitled "Procedures for Indemnification" apply to any and all matters for which indemnification is provided pursuant to this Section 7.

         CompuCredit, CAC-GA and CompuCredit Acquisition shall provide copies of their financial statements to CB&T on a quarterly basis.

         8. CB&T represents to CompuCredit, CAC-GA and CompuCredit Acquisition that, as of the time of execution and delivery by CB&T of the Sale and Purchase
Agreement:

                    (a) CB&T is a state-chartered bank, validly existing and in good standing under the laws of the State of Georgia.

                    (b) CB&T has all necessary corporate power and authority to enter into the Sale and Purchase Agreement, and the Assignment and Assumption Agreement and Interim Servicing Agreement referred to therein, and to perform all of the obligations to be performed by it under said Agreements. The Sale and Purchase Agreement, Assignment and Assumption Agreement and Interim Servicing Agreement and the consummation by CB&T of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action of CB&T. The Sale and Purchase Agreement has been duly executed and delivered by CB&T. The Sale and Purchase Agreement,

                         Assignment and Assumption Agreement and Interim Servicing Agreement, once duly executed and delivered by all parties thereto, shall constitute the valid and binding obligations of CB&T, enforceable against CB&T in accordance with their respective terms (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, the rights and obligations of receivers and conservators of insured depository institutions under 12 U.S.C.ss.1821(d) and
                         (e) and other laws relating to or affecting creditors' rights generally and by general equity principles).

                    (c) To CB&T's knowledge, neither the execution and delivery of the Sale and Purchase Agreement, and the Assignment and Assumption Agreement and Interim Servicing Agreement referred to therein, by CB&T nor the consummation of the transactions contemplated thereby by CB&T will (i) conflict with, result in the breach of, constitute a default under, or accelerate the performance required by, the terms of any order, law, regulation, contract, instrument or commitment to which CB&T is a party or by which CB&T is bound, (ii) violate the organizational document of CB&T, (iii) require any consent, approval, authorization or filing (other than UCC filings) under any law, regulation, judgment, order, writ, decree, permit or license to which CB&T is a party or by which CB&T is bound, or (iv) require the consent or approval of any other party to any contract, instrument or commitment to which CB&T is a party or by which CB&T is bound, other than the approvals of regulatory authorities, if any, which have been obtained or will be obtained prior to or on the Closing Date of the Sale and Purchase Agreement. To CB&T's knowledge, CB&T is not subject to any agreement or understanding with any regulatory authority which would prevent the consummation by CB&T of the transactions contemplated by the Sale and Purchase Agreement and the Assignment and Assumption Agreement and Interim Servicing Agreement referred to therein.

                    (d) CB&T has not agreed to pay any fee or commission to any agent, broker, finder, or other person for or on account of services rendered as a broker or finder in connection with the Sale and Purchase Agreement or the transactions contemplated thereby which would give rise to any valid claim against the Seller under the Sale and Purchase

                         Agreement for any brokerage commission or finder's fee or like payment.

                    (e) To CB&T's knowledge, there is no federal or state statute, rule or regulation, or order or rule of any federal or state regulatory agency, which would prevent CB&T from purchasing the Acquired Bravo Accounts or Acquired Bravo Receivables or other assets to be acquired by CB&T pursuant to the Sale and Purchase Agreement.

                    (f) CB&T is qualified to participate in, and is a member in good standing of, the Visa credit card programs.

As used in the foregoing representations, CB&T's knowledge refers to the actual knowledge of any of CB&T's officers; accordingly, for all purposes of this Amendment representations made above "To CB&T's knowledge" shall be deemed to have been breached only if the matters so represented are not true within the actual knowledge of said officers at the time as of which such representations are made as hereinabove set forth.

         9. The provisions of this Amendment shall survive the execution, delivery and termination or expiration of the Sale and Purchase Agreement and any Related Agreements, the Closing of the Sale and Purchase Agreement, the sale by CB&T of the Acquired Bravo Receivables to CompuCredit Acquisition, the execution, delivery, and termination or expiration of the Receivables Purchase Agreement and Subservicer Letter Agreement and any related transactions, the execution, delivery and termination or expiration of any other transactions relating to the securitization or other disposition of any of the Acquired Bravo Assets or any receivables arising on or after the Closing date pursuant to the Acquired Bravo Accounts, the conversion of Acquired Bravo Accounts to CB&T's system, the expiration or termination of the Affinity Agreement, and the expiration or termination of the Facilities Agreement.

         10. In the event of any inconsistency between any provisions of this Amendment and any provisions of:

                    (a) the existing Affinity Agreement or the existing Facilities Agreement, or

                    (b)  the Sale and Purchase Agreement, or

                    (c)  any of the Related Agreements, or

                    (d) any other agreements to which CB&T and/or CompuCredit, CAC-GA or CompuCredit Acquisition may now or hereafter be a party to the extent such agreements affect any matters which are the subject of Sections 6, 7 and 9 of this Amendment, the provisions of this Amendment shall control to the extent of such inconsistency.

         11. The invalidity or unenforceability of any provision of this Amendment shall not affect the validity or enforceability of any other provision.

         12. Except as herein amended, the Affinity Agreement and Facilities Agreement shall continue in effect in accordance with their respective terms.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

CB&T:                                                CompuCredit:

COLUMBUS BANK AND TRUST COMPANY                      COMPUCREDIT CORPORATION


By:                                                  By: /s/ Brett M. Samsky
   ----------------------------                         ------------------------


CAC-GA:

COMPUCREDIT ACQUISITION CORPORATION


By: /s/ Brett M. Samsky
   ----------------------------


CompuCredit Acquisition:

COMPUCREDIT ACQUISITION CORPORATION


By: /s/ Ashley L. Johnson
   -----------------------------

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

CB&T:                                                CompuCredit:

COLUMBUS BANK AND TRUST COMPANY                      COMPUCREDIT CORPORATION


By: /s/ N. Fraser Cruickshank                        By:
   ----------------------------                         ------------------------


CAC-GA:

COMPUCREDIT ACQUISITION CORPORATION


By:
   ----------------------------


CompuCredit Acquisition:

COMPUCREDIT ACQUISITION CORPORATION


By:
   -----------------------------

                                    EXHIBIT A


CompuCredit Acquisition Corporation

----------------
----------------

Ladies and Gentlemen:

         I am Deputy General Counsel of Synovus Financial Corp., the parent company of Columbus Bank and Trust Company, a state bank chartered under the laws of the State of Georgia ("CB&T"). This opinion is being provided to you in connection with the Sale and Purchase Agreement ("Sale and Purchase Agreement"), dated as of ___________, 1998 by and among Greenwood Trust Company, CompuCredit Acquisition Corporation ("CAC"), and CB&T.

         As the basis for rendering the following opinions, I, or attorneys under my supervision, have examined, or caused to be examined, a copy of the Sale and Purchase Agreement and originals or copies certified or otherwise identified to my satisfaction of such certificates, records, other agreements and instruments and documents as I, or such attorneys, have deemed necessary or advisable. In such examination, the genuineness of all signatures (other than those of CB&T), the authenticity of all documents submitted as originals and the conformity to the originals of all documents submitted as copies have been assumed. Also, as to matters of fact expressed herein, I have relied upon statements, representations or certificates of the responsible officers of CB&T and public officers.

         I have assumed that all parties to the Sale and Purchase Agreement other than CB&T have the power and authority to enter into and perform their obligations under the Sale and Purchase Agreement, respectively, and that the Sale and Purchase Agreement was duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of each of the parties thereto, other than CB&T, enforceable against such parties in accordance with its terms.

         In this opinion, the phrase "to my knowledge" refers to my actual knowledge or to the actual knowledge of an attorney under my supervision in connection with our review of the Sale and Purchase Agreement and the information, inquiries and investigations described in the preceding paragraphs.

         In giving the opinions set forth below, you should note that I am a member of the bar of the State of Georgia and I express no opinion other than under the laws of the Sate of Georgia and the Federal laws of the United States of America.

         Based on the foregoing, I am of the opinion that:

         (i) CB&T is a Georgia state-chartered bank in good standing, duly organized and validly existing under the laws of the State of Georgia;

         (ii) CB&T had and has full corporate power and authority to enter into and perform its obligations under the Sale and Purchase Agreement;

         (iii) the Sale and Purchase Agreement has been duly authorized, executed and delivered by CB&T;

         (iv) to my knowledge, no consent, approval, authorization or order of any governmental agency or body was or is required for the execution and delivery by CB&T of the Sale and Purchase Agreement or the performance by CB&T of its obligations thereunder, except such as have been obtained and the filing of Uniform Commercial Code financing statements;

         (v) to my knowledge, neither the execution and delivery of the Sale and Purchase Agreement by CB&T nor the performance by CB&T of the transactions therein contemplated, nor the fulfillment of the terms thereof by CB&T did or will (A) result in any violation of any statute or regulation or any order or decree of any court or governmental authority binding upon CB&T or its property, or (B) conflict with, or result in a breach or violation of any term or provision, or result in a default under any of the terms and provisions, of CB&T's articles of incorporation or by-laws or any material indenture, loan agreement or other material agreement known to me to which CB&T is a party or by which CB&T is bound;

         (vi) to my knowledge, there are no legal or governmental proceedings pending to which CB&T is a party or subject which, individually or in the aggregate, would have a material adverse effect on the ability of CB&T to perform its obligations under the Sale and Purchase Agreement, or which assert the invalidity thereof, or which seek to prevent any of the transactions contemplated thereby.

         My opinions are subject to: (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally, (b) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or in law; (c) the unenforceability of rights to indemnification and contribution which may be limited by applicable law or equitable principles or as otherwise may be unenforceable as against public policy; and (d) the unenforceability under certain circumstances of provisions imposing penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of any event of default.

         This opinion is solely for your benefit and may not be relied upon or used by, circulated, quoted or referred to, nor may copies hereof be delivered to, any other person without my prior written approval. I disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

                                                   Very truly yours,



                                                   Kathleen Moates